Exhibit 99.2

 2020 Second Quarter Earnings PresentationJuly 28, 2020  1

 This presentation and statements by the Company’s management contains “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by words such as “anticipated,” “expects,” “intends,” “believes,” “may,” “likely,” “will” or other statements that indicate future periods. Such statements include, without limitation, statements regarding management’s predictions or expectations about future economic conditions, statements about the Company’s business or financial performance, as well as management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company’s control) and are subject to risks and uncertainties which change over time and other factors which could cause actual results to differ materially from those currently anticipated. These risks and uncertainties include, but are not limited to: the impact of the recent outbreak of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of these items on our operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; conditions in the financial markets and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; the Company’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; the impact of changes in interest rates; credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial and industrial loans in the Company’s loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of the Company’s operations and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; the Company’s ability to comply with applicable capital and liquidity requirements; any further impairment of the Company’s goodwill or other intangible assets; losses resulting from pending or potential litigation claims may exceed amounts accrued with respect to such matters; system failure or cybersecurity breaches of the Company’s network security; the Company’s ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; litigation and other risks and uncertainties. Additional risks and uncertainties are contained in the “Risk Factors” and forward-looking statements disclosure in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The inclusion of this forward-looking information should not be construed as a representation by us or any person that future events, plans, or expectations contemplated by us will be achieved. Forward-looking statements are as of the date they are made, and the Company does not undertake to update any forward-looking statement, whether written or oral, whether as a result of new information, future events, or otherwise, except as required by law.  Forward Looking Statements  2

 Non-GAAP Information  This presentation contains references to financial measures that are not defined in generally accepted accounting principles (“GAAP”). Such non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this press release may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this press release when comparing such non-GAAP financial measures.The Company’s management uses non-GAAP financial measures as management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. The Company has excluded the after tax impact of its recently exited mortgage banking activities, the goodwill impairment charge, and items determined to be infrequently occurring, as well as a one-time income tax benefit as a result of the CARES Act. The reconciliation is presented in the Appendix to this presentation.  3

Howard's Investment Value Thesis

- Commercially focused bank, operating in demographically attractive region, leveraging both scale and market positon as largest locally owned bank and 3rd largest state headquartered bank in a consolidating industry
- Core PPNR increased 29% YOY reflecting fruits of strategic focus
- Outsized participation in PPP (share of PPP loans vs deposit market share) both enhances EPS and furthers opportunities to take loan and deposit share
- Funding costs dropping faster than portfolio loan yields mitigating the macro interest rate environment pressure on net interest margin as does fixed vs floating loan mix
- Significant economic uncertainty and headwinds acknowledged with a significant - 79% YOY-increase in the allowance providing us with 1.43% coverage of portfolio loans and 1.4x coverage of classified assets
- No significant concentrations in individual customer exposures and/or individual highly impacted industries
- Capital Levels (11.66% CET1) in excess of well capitalized provides cushion under multiple stress scenarios
- Exceptionally strong liquidity – on and off balance sheet – accompanied by evidence of customer liquidity

(continued)

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Howard's Investment Value Thesis *(continued)*

- Significant participation (1,034 loans and $199 million) in the PPP program, will have significant fee upside impact in late 2020/early 2021 but has also driven customers of larger out of state banks to open relationships. Participation level twice deposit market share.
- New relationships in small business, business banking and middle market portfolios
- Proactive approach to managing both employee and customer health and safety tangibly well received internally and externally
- Community support of $100,000+ in additional philanthropy to 10 not for profits makes strong statement of local leadership ; majority focused on underserved populations in majority minority jurisdictions

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  COVID-19 in Our Market and Impact on Local Economy  6  Governor Hogan held a press conference on July 15, 2020 and shared the following facts relating to the impact of the pandemic on the Maryland economy:In MD, we were able to keep 70% of economy open during pandemic.In MD’s Roadmap to Recovery, 62 days ago the stay-at -home order was lifted. 41 days ago, we entered stage 2 of the recovery plan. Now, 98% of the economy is open and able to operate safely. Maryland’s unemployment rate is much lower than national rate, better than most states in USA, and best among states in our region. Seeing recent spike in cases in certain parts of the Country, including modestly higher case numbers here in Maryland, willing to re-inforce restrictions ;proactive stance resulting in changed behaviors9.9% May unemployment in Maryland vs 13.3% for the US and 11.2% for the Fifth Federal Reserve District- consistent with historical outperformance of the state

COVID-19 and What We've Learned to Date – Customer Delivery and Work From Home

Headquarters and regional commercial staffs still working successfully from home; branches still successfully operating in drive through / call ahead mode

Customers have taken advantage of digital banking offerings over the last quarter.

- Increases in digital:
  - 8% increase in online banking enrollments
  - 11% increase in mobile banking enrollments
- Decreases in traditional:
  - 30% decrease in branch transactions

YOY 22% reduction in card transaction volumes over the same period last year starting to reverse in June.

Increasing investments in digital investments

Online/ customer office business account opening

Zelle - initially consumer only P to P best practice

Architect online business banking upgrade

Business line dashboard investment

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 Strong Capital Position  8  Recorded a goodwill impairment charge of $34.5 million in 2nd quarter of 2020; this charge had no impact on regulatory capitalAt June 30, 2020, regulatory capital ratios exceed all well-capitalized standards:Tier 1 leverage ratio at June 30, 2020 of 9.18%, up from 9.10% at March 31, 2020CET1 and Tier 1 capital ratios at June 30, 2020 of 11.66%, up from 10.95% at March 31, 2020Total capital ratio at June 30, 2020 of 14.09%, up from 13.16% at March 31, 2020

 Strong Liquidity Position   Available liquidity at June 30, 2020 consisted of the following:  9  We continue to reduce the excess on-balance sheet liquidity that we added in the early stages of the pandemic; this excess liquidity continues to weigh on our net interest margin We continue to increase our contingency funding capacity at both the FHLB and FRBWe have made limited usage of the FRB’s Paycheck Protection Program Lending Facility (“PPPLF”) to date, with $31.1 million of borrowings as of June 30, 2020 Our strong customer deposit growth and availability of lower-cost alternative short-term funding sources have driven this limited usageWe may increase our utilization of the PPPLF in the third quarterAdditional liquidity is available through Federal funds lines and wholesale deposits often at rates lower than the PPPLF

 SBA Paycheck Protection Program  10  Balances are as of June 30, 2020An additional $1.5 million have been funded through July 24Substantially all of our PPP loans were made to existing customersProcessing fees, net of origination costs, are being deferred and amortized over the contractual life of the loansOur effective PPP yield is 2.53%PPP loans contributed $1.0 million of pretax income in the second quarter

 Loan Portfolio Composition  Our loan portfolio includes 68.8% of commercial loans (excluding PPP loans) consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.Commercial loan volumes are down due to the current pandemic situation, although new loan acquisition is still occurring with strong clients.Residential loan balances have reduced due to the sale of the mortgage division and the current refinance boom due to historical low mortgage rates.  11  “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

 Credit Line Utilization  12  Loan outstandings from our commercial lines of credit decreased by $31.1 million during the quarter. Our line utilization is down about 5% from this time last year, reflecting higher liquidity levels at many of our borrowers.

Credit Culture / Underwriting Standards

- Strong credit culture built off experienced, credit-trained loan officers charged with generation of quality assets; credit bench is deep and tenured with several members > 20 years of experience with larger institutions
- Bank is focused on building long-standing relationships, not just transactions, with local sponsors well-known to management; principally lend in markets where we have a physical presence
- Global underwriting employed in CRE as well as C&I, including all contingent liabilities; secured Cash flow lenders-DSC and LTV guidelines
- Non-recourse is the exception / employed for instances of superior operating metrics
- Management Loan Committee approves all transactions >$3,000,000; Credit sign-off required for all transactions > $1,500,000
- Special Assets Team is tenured and battled-tested with a proven track record of problem resolution and capital preservation
- Rigorous top down analysis of sectors- especially those in impacted industries- complements traditional bottom up analysis
- Constant migration analyses

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 Asset Quality Trends  NPA’s / Total Assets (%) (1)  NCO’s (2) / Average Portfolio Loans  NPAs include NPL’s (i.e., nonaccruals and troubled debt restructurings) and OREO.Net charge offs (“NCOs” Annualized) / Average Loans for the three months ended in each respective quarter.Classified Loans is the sum of loans rated substandard, doubtful and loss.“Portfolio loans,” which exclude PPP loans, is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.  14    Accruing 30+ Days PD / Portfolio Loans( %)  Classified Loans (3) / Portfolio Loans( %)

 Asset Quality Trends (continued)  15  “Portfolio loans,” which exclude PPP loans, and the “Allowance + FV Marks”, are non-GAAP measures. See the reconciliation of GAAP to non-GAAP in the Appendix.  Allowance / Portfolio Loans (%)

 Loan Modifications for Borrowers  16  Our loan modifications to qualified borrowers have consisted primarily of interest-only and P&I deferrals, generally for periods of 2-3 months but for as long as 6 months. Balances modified in the following table are in millions:  Total modifications as of June 30, 2020 were $291.4 million (17.1% of total portfolio); $63.5 million of loans have come off modification thus far in July  July 24, 2020 modifications are expressed as a % of June 30, 2020 “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

 Potential Highly Impacted Loan Sectors  17  The following table presents the industry segments within our loan portfolio that may be most highly impacted by COVID-19. Loan balances and PPP balances are at June 30, 2020; loan modification balances are as of July 24, 2020; $ in millions):   The potential highly impacted loan sectors are unchanged from our Q1 presentationModifications in the above sectors represent 57% of total commercial / CRE loan modificationsSBA PPP relief in the above sectors represents 20% of total PPP approvalsDe minimis exposure to Energy, Travel, Transportation & Aerospace, Trucking  Loan balances are expressed as a % of June 30, 2020 “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

 Increasing Our Allowance for Credit Losses  18  The following table presents our allowance, both in $ and as a % of total loans (1), for the last three quarters ($ in thousands):  The rolling average loss rate used in our incurred loss allowance model continued to decline, with Q2 ‘20 at 0.20% / Q1 ‘20 at 0.25% / Q4 ’19 at 0.29%. No specific allocations were required during the quarter.Allowance increased on average by 20 basis points through our qualitative factors, primarily economic conditions and concentrations of potential highly impacted loans  While loan modification and PPP loan assistance will reduce short-term risks in the portfolio, we expect risk rating downgrades and potential increases in charge-offs in future periods$3.0 million provision / $2.97 million increase in 6/30/20 allowance over 3/31/20 level; YTD increase of $6.0 million.  June 30, 2020 is expressed as a % of “Portfolio loans,” which exclude PPP loans, and is a non-GAAP measure. See the reconciliation of GAAP to non-GAAP in the Appendix.

 Net Interest Income & NIM  Our change in funding mix led to a decrease in interest expense which more than offset the reduction in interest income from Q1 ‘20 to Q2 ‘20Mix of fixed rate loan assets and a high percentage of low cost transaction deposits provides protection against declining rates  19  NIM decreased 12 bps vs Q1 ‘20+34 bps reduced cost of interest-bearing liabilities-43 bps earning asset yields-4 bps effect of noninterest-bearing depositsExcess liquidity from Q1 adversely impacted Q2 NIM

Loan Yields and Deposit Rate Trends


Loan Yields & Quarterly Avg Interest Rates
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
Prime, 5.50%
Portfolio Loan Yields, 5.00%
Portfolio Loan Yields, 4.31%
Loan Yields with PPP, 4.18%
Prime, 3.25%
1 Mth LIBOR, 2.44%
Effective FF, 2.40%
10 Yr Treasury, 2.34%
10 Yr Treasury, 0.69%
1 Mth LIBOR, 0.36%
Effective FF, 0.06%
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20

- Loan yield down 69 bp from Q2 2019 (ex. PPP loans)
- Good mix of fixed rate loans partially mitigates the rate of decline in yield

Dramatic drop in market rates during the last five quarters, including:

- Prime – down 225 bp
- 10 yr Treasury – down 165 bp
- 1 month LIBOR – down 208 bp
- Fed Funds (effective) – down 234 bp


Deposit Rates & Quarterly Avg Interest Rates
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
1 Mth LIBOR, 2.44%
Effective FF, 2.40%
10 Yr Treasury, 2.34%
Rate Paid on Customer CD's, 1.85%
Rate Paid on Customer CD's, 1.59%
Rate Paid Int-Bearing Non-Mat Deposits, 0.56%
10 Yr Treasury, 0.69%
1 Mth LIBOR, 0.36%
Rate Paid Int-Bearing Non-Mat Deposits, 0.25%
Effective FF, 0.06%
Q2 '19
Q3 '19
Q4 '19
Q1 '20
Q2 '20

- Average rate on customer CDs down 25 bp from Q2 '19 and down 20 bp from Q1 '20. Average will continue a downward trend as CDs reach maturity dates and reinvest at lower market rates
- Average rate on interest bearing non-maturity deposits down 33 bp from Q2 '19 and down 29 bp from Q1 '20.

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 Deposit Composition & Trends  21  Transaction deposits now 47% of deposits Cost of deposits 51bps vs 77bps in March 2020Demand deposits grew by $188 million from March 2020 to June 2020. Some portion of this growth due to funding PPP loans into accounts at the bank; analyses of PPP accounts show non PPP inflows picking up; new account activity building Lower spending activity; higher customer liquidity levels common

Potential Growth and 2021 Opportunities

- Leverage the heightened brand awareness achieved through a successful PPP initiative
- Proactively hire experienced Commercial Bankers who have deep relationships with their business banking, commercial and industrial and commercial real estate clients
- Cautiously, continue to expand upon the inroads we have made into the greater Washington, D.C. marketplace along with continuing to look at healthcare lending opportunities
- Increase non-interest income through the expanded use of our treasury management products across a more diverse group of banking clients. As well as evaluate other opportunities such as unused line of credit fees, letter of credit fees and interchange income
- Continue to grow our consumer loan portfolio through various campaigns, including HELOC utilization and marine lending
- Capitalize on our successful deposit gathering initiatives to further reduce our costs of funds

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Cost Savings Initiatives / Recap of Cost Savings Since FMB Merger

- Consistent emphasis on cost savings since FMB merger:
- 532 employees in March 2018 (332 ex mortgage); 238 employees today
- 28 branches proforma March 2018; 15 branches today
- Core processing renegotiation completed in Q4 2019
- 22% savings of combined core bank(s)
- Further opportunities
    - Variable expense reductions (incentives, traditional business development, vendor management)
    - Process improvements leveraging digitalization

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Quarterly Highlights

($ in thousands)	Q2 '20	Q1 '20	Q2 '19	Cur Qtr vs. Prior Qtr	Cur Qtr vs. Prior Yr
REPORTED (LOSS) EARNINGS					
Pre-provision net revenue (Non-GAAP)	$ (24,749)	$ 6,331	$ 3,741	$ (31,080)	$ (28,490)
Net (loss) income (GAAP)	$ (29,409)	$ 3,343	$ 2,088	$ (32,752)	$ (31,497)
CORE EARNINGS					
Core pre-provision net revenue (PPNR)	$ 7,931	$ 6,989	$ 6,141	$ 942	$ 1,790
Core net income (Non-GAAP)	$ 3,725	$ 2,646	$ 3,840	$ 1,078	$ (115)
Core diluted EPS (Non-GAAP)	$ 0.20	$ 0.14	$ 0.20	$ 0.06	$ (0.00)
BOOK VALUES PER SHARE					
Book Value per Share (GAAP)	$ 15.14	$ 16.85	$ 15.92	$ (1.71)	$ (0.78)
Tangible Book Value per Share (non-GAAP)	$ 13.08	$ 12.91	$ 11.94	$ 0.17	$ 1.14

"Pre-provision net revenue" is a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.

"Core" is a non-GAAP measure that excludes the earnings contribution of the Company's mortgage banking activities , goodwill impairment charge and infrequently occurring items. See the GAAP to Non-GAAP Reconciliation at the end of this presentation for more details..

"Tangible book value" is a non-GAAP measure that is the result of subtracting the net carrying of intangible assets from total equity. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.

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 Earnings Snapshot  Pre-provision net revenue is a non-GAAP financial measure that adds back the provision for credit losses to GAAP pretax income. See the GAAP to non-GAAP Reconciliation at the end of this presentation for more details.“Core” is a non-GAAP measure that excludes the earnings contribution of the Company’s mortgage banking activities , goodwill impairment charge and infrequently occurring items. See the GAAP to Non-GAAP Reconciliation at the end of this presentation for more details..  25

 Profitability Measures  26

 Balance Sheet / Other Comments  27  During the quarter ended June 30, 2020, we embarked on a strategy to monetize certain unrealized gains in our mortgage-backed securities (“MBS”) portfolio. $105 million of MBS with high prepayment speeds were identified and sold, resulting in net gains of $3.0 million. $125 million of lower coupon MBS were then purchased. The total available for sale securities portfolio of $276.9 million increased by $1.6 million from March 31, 2020. The securities gains and PPP pretax income have provided a source of earnings to offset the impact of building the allowance.Interest bearing deposits with banks (primarily balances held at the FRB) were $46.4 million at June 30, 2020, a $133.6 million decrease from March 31, 2020. This decline is a result of reducing our on-balance sheet liquidity levels.The average balance for Q2 ‘20 was $86.2 million, up $1.3 million from Q1 ’20.Borrowings from the FHLB were $246.0 million at June 30, 2020, a $98.0 million decrease from March 31, 2020. During the second quarter, the Company repaid a long-term, $5.0 million advance, resulting in a prepayment penalty (recorded in noninterest expenses) of $224 thousand. As we noted in our Q1 investor presentation, the exit of our mortgage-banking activities was substantially completed in Q1 with the remaining loans held for sale resolved in Q2.

Reiterating Our Value Proposition

- Unique market positioning tangibly strengthened by marketplace reaction to PPP program process and performance
- Building on tangible growth from earlier in the year and funding strengths exhibited earlier in the quarter
- Core operating /PPNR growth evidences underlying value proposition
- Short term headwinds of liquidity and PPP impact on asset yields offset by longer term tailwinds of transaction deposit growth and cost of funds trends
- Well-prepared and positioned for once in a century exogenous shock-safety, customer access, diversified portfolios, expanded allowance, liquidity, capital
- Securities gains and PPP income building ALLL; PPNR increasing unallocated capital
- Continuing technology investments for longer term efficiency
- Breadth and depth of team demonstrated in resilience
- Retaining, rewarding deep bench of experienced bankers and attracting new talent including in contiguous market

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APPENDIX  29

 Quarterly Financial Performance   30

 Quarterly Financial Performance (continued)  31

 Earning Asset Yields  32

 Funding Rates and NIM  33

 GAAP to Non-GAAP Reconciliation   34

 GAAP to Non-GAAP Reconciliation   35

 GAAP to Non-GAAP Reconciliation   36

 GAAP to Non-GAAP Reconciliation   37

 GAAP to Non-GAAP Reconciliation   38

 GAAP to Non-GAAP Reconciliation   39

 GAAP to Non-GAAP Reconciliation   40

 GAAP to Non-GAAP Reconciliation   41

 GAAP to Non-GAAP Reconciliation   42

 GAAP to Non-GAAP Reconciliation   43

 GAAP to Non-GAAP Reconciliation   44